As  filed with the Securities and Exchange Commission on March__,
1998

                            FORM S-8

    Registration Statement under the Securities Act of 1933
                 ______________________________

                    DEVON ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

           Oklahoma                          73-1474008
 (State or other jurisdiction             (I.R.S. Employer
     of incorporation or                Identification No.)
        organization)

20 North Broadway, Suite 1500                     73102
   Oklahoma City, Oklahoma                      (Zip Code)
    (Address of Principal
      Executive Office)
                 ______________________________

         DEVON ENERGY CORPORATION 1997 STOCK OPTION PLAN
                    (Full title of the Plan)

     Mr. J. Larry Nichols                    Copies to:
          President                     E. T. Manning, Esq.
   Devon Energy Corporation            Underwood,Wilson,Berry
20 North Broadway, Suite 1500              Stein & Johnson
Oklahoma City, Oklahoma 73102-       A Professional Corporation
             8260                   1500 Amarillo National Bank
  (Name and address of agent                   Bldg.
         for service)                         5th at Taylor
                                       Amarillo, Texas  79105

                         (405) 235-3611
  (Telephone number, including area code, of agent for service)
                 ______________________________

                Calculation of Registration Fee
_________________________________________________________________
___________________________________________________

                               Proposed maxi-      Proposed maxi-
Amount
Title   of  securities       Amount  to  be         mum  offering
mum aggregate  of registra-
to  be registered         registered               price per unit
offering price tion fee
_________________________________________________________________
________________________________________________

Common     Stock,            2,000,000                  $36.125**
$72,250,000**  $14,450**
$.10 par value      shares*
_________________________________________________________________
_________________________________________________

* Such indeterminable additional amount of common stock, par value $.10 per share, is hereby registered as may be required by reason of the anti-dilution provision of the Devon Energy Corporation 1997 Stock Option Plan.

** Calculated pursuant to Rule 457(h), based on the average of the high and low prices of the common stock, as reported on the American Stock Exchange for March 20, 1998.

                    DEVON ENERGY CORPORATION

               2,000,000 Shares of Common Stock,
                    $.10 Par Value, Offered
                          Pursuant to
        Devon Energy Corporation 1997 Stock Option Plan

General

      The Devon Energy Corporation 1997 Stock Option Plan (the "Plan") authorizes the Compensation and Stock Option Committee (the "Committee") of Devon Energy Corporation (the "Company") to grant Nonqualified Stock Options to non-employee members of the Board of Directors of the Company ("Nonemployee Directors"), and to employees of the Company, its Subsidiaries and certain Affiliated Entities ("Eligible Employees"), and Incentive Stock Options to Eligible Employees who are employees of the Company or a subsidiary (Nonemployee Directors and Eligible Employees collectively referred to as "Participants"). The Board of Directors has reserved 2,000,000 shares of the Company's $.10 par value common stock ("Common Stock") for grant to Participants designated by the Committee under the Plan. A description of the Plan appears below. A copy of the Plan is attached as Exhibit "A" and the description contained herein is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms in this document shall have the same meaning as in the Plan.

     Participants wishing to receive additional information about the Plan or its administration may contact the Corporate Secretary at the Company's principal executive office, 20 North Broadway, Suite 1500 Oklahoma City, Oklahoma 73102-8260 (telephone (405) 235-3611).

Description of the Plan

      The Company has adopted the Plan to create incentives designed to motivate Eligible Employees and to attract and retain the Eligible Employees and Nonemployee Directors of the Company. The Plan authorizes the Committee to grant either Nonqualified Stock Options or Incentive Stock Options under the features provided for by the Internal Revenue Code of 1986, as amended (the "Code"). The Plan, upon shareholder approval (which was granted on May 21, 1997, at the Company's 1997 Annual Meeting of Shareholders), became effective as of March 26, 1997, and will terminate ten years later on March 25, 2007, continuing only as to payment and administration matters. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code. All shares subject to the Plan have been registered at the Company's expense pursuant to Securities Act of 1933 and are listed on the American Stock Exchange.

                      ___________________

             THIS DOCUMENT CONSTITUTES PART OF THE
         PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933
                      ___________________

                         March 25, 1998

The Committee

      The Plan will be administered by the Committee, which is composed of not less than two "nonemployee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934. The
Committee members will serve at the pleasure of the Board. Members of the Committee are eligible to receive Nonqualified Stock Options under the Plan. The Committee is authorized and has sole discretion to select Eligible Employees and Nonemployee Directors to receive Awards, modify Plan requirements, supercede or discontinue the Plan, establish and revise rules and regulations, make determinations relating to the administration of the Plan and to make determinations under, and interpretations of, the Plan and of any Awards granted under the Plan.

Securities To Be Offered

      Two million shares of the Company's Common Stock have been reserved by the Board of Directors of the Company for grant to Participants designated by the Committee under the Plan. Each share, when issued upon exercise of Options granted under the Plan, will be entitled to one vote on all matters submitted to a vote of the shareholders of the Company. If an Award terminates without issuance of the shares which were reserved for such Award, those shares will again be available for grant under the Plan. Common Stock delivered upon exercise of an Option may be authorized and unissued Common Stock, treasury stock, or may be purchased on the open market or by private purchase. Separate certificates may be delivered to a Participant upon exercise of each Option.

Who May Participate in the Plan

      Any employee of the Company or its Subsidiaries and Affiliates and any Nonemployee Director of the Company is eligible to participate in the 1997 Plan. The selection of Participants from among employees and directors is within the sole discretion of the Committee.

Types of Awards

General: Under the terms of the Plan, either Nonqualified Stock Options or Incentive Stock Options may be granted at any time prior to midnight March 25, 2007. Eligible Employees who are employees of the Company may be granted either Nonqualified Stock Options or Incentive Stock Options. Nonemployee Directors and Eligible Employees who are employees only of an Affiliate of the Company or a subsidiary may be granted only Nonqualified Stock Options.

      The Committee is vested with discretion in determining the terms, restrictions and conditions of each Option, the number of shares subject to the Option and the manner and time of the Option's exercise. All terms relating to an Option will be evidenced by an Award Agreement signed by the Participant and the Company.

Exercise Price: The exercise price of the Common Stock to be issued under the Plan for any Option may not be less than the Fair Market Value of the Common Stock on the Date of Grant. The Fair Market Value of the Company's Common Stock will be generally determined by the closing price on the Date of Grant as reflected on the American Stock Exchange.

Special Rules for Incentive Stock Options: Options issued in the form of Incentive Stock Options shall not be granted to Directors who are not also Eligible Employees and shall comply with the requirements of Section 422 of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expires no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Under the Plan, Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options. No Incentive Stock Options may be granted to an Eligible Employee who, immediately before such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the exercise price is at least 110% of the Fair Market Value of the Common
Stock on the date of Grant and the Incentive Stock Option is exercisable no more than five years from the Date of Grant.

Eligible Employees: The Committee may grant Options covering up to 50,000 shares in any year to any Eligible Employee.

Nonemployee Directors: Immediately after each of the Company's annual meetings of shareholders, on the day of the meeting, beginning in 1997, the Committee may grant Nonqualified Stock Options of up to 3,000 shares to each Nonemployee Director.

Payment: The exercise price of an Option may be paid in cash or by check, by delivering shares of Common Stock, directing the Company to withhold from the shares to be delivered on exercise a number of shares equal in value to the exercise price, or any combination of the foregoing. No credit will be extended by the Company to finance the exercise of any Option.

Non-Transferability

      Options are not transferable during the lifetime of a Participant. Options may not be assigned or pledged, and they are not subject to execution or attachment. Options may be transferred by will or the laws of descent and distribution.

Exercise of Options

       Options are exercisable during the lifetime of the Participant only by the Participant and only in accordance with the terms and conditions as provided by the Committee in each individual Award Agreement. A Participant may only exercise an Option by written notice stating the election to exercise in the form and manner determined by the Committee. The notice must be delivered to the Secretary of the Company to be effective. At the time of exercise of an Option, full payment, in the form of cash or a check payable to the Company, Common Stock, or a combination  thereof,  must be tendered.  In  lieu  thereof,  the
Participant  may  instruct  the  Company  to  deliver  his  stock certificate representing shares issued upon exercise of the Option to a broker, who will sell the shares in compliance with the provisions of the Plan and deliver the Option price and applicable withholding taxes to the Company. Common Stock delivered as payment will be valued at its Fair Market Value on the date of delivery.

      Except as may be set forth in the Award Agreement, there is no requirement that Options be exercised in the order in which they are granted, and a Participant may exercise any Option which has become exercisable in accordance with the terms of the Award Agreement, without regard to any other Options such Participant may have.

Termination, Death, Disability or Other Special Circumstances

      The Committee in its discretion may permit Participants whose employment is terminated by death, disability or other special circumstances (as determined by the Committee), to purchase all or part of any unvested Option. Any Options which are vested on the date of termination may be exercised within three months of the date of termination or within one year in the case of disability, or within three years in the event of death, but in no event beyond the original Option expiration date.

Withholding

        No Common Stock will be issued to a Participant until the Company receives full payment for the Common Stock purchased, which payment must also include any required state and federal withholding taxes. Upon exercise of a Stock Option, the Participant may direct the Company to retain from the shares of Common Stock to be issued that number of shares of Common Stock (based on Fair Market Value) that would satisfy the requirements for withholding.

Application of Insider Trading Rules

      Options constitute "derivative securities," as defined by the Commission in Rule 16a-1(c) promulgated pursuant to Section 16(b) of the Exchange Act. In general, the acquisition of derivative securities constitutes a "purchase" for purposes of
Section 16(b) of the Exchange Act. Section 16(b) provides that profits realized by officer or director Participants from the purchase and sale of Common Stock within a period of less than 6 months will inure to and be recoverable by the Company. Because the Plan is designed to comply with the requirements of Rule 16b-3, however, the grant of Options is exempt under Section 16(b). The acquisition of shares of Common Stock upon the exercise of an Option does not constitute a purchase under Section 16(b).

      In general, the disposition of shares of Common Stock acquired pursuant to exercise of an Option will constitute a "sale" under Section 16(b). In the event that shares to be acquired are used to pay the exercise price, however, that disposition will be exempt.

Corporate Event

     Upon the occurrence of a "Corporate Event" as defined in the Plan, all Nonqualified Stock Options and Incentive Stock Options will automatically become fully vested and immediately exercisable without the requirement of any further act by the Company or the Participant. For the definition of Corporate Event and for a more complete description of the effect, see
Article IX of the Plan.

Change of Control and Acquisition Date

     Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide in the Award Agreement that the Awards will become immediately vested, fully earned and exercisable upon the Acquisition Date or the Change of Control Date as those terms are defined in Sections 2.1 and 2.6 of
Article II of the Plan.

Award Agreement

      At the time an Option is granted to a Participant, an Award Agreement will be entered into by the Company and the Participant. The Award Agreement will set forth the maximum number of shares of Common Stock which may be purchased by the Participant and the exercise price. The Committee has discretion in determining the terms, restrictions and conditions of each Option, which terms, restrictions and conditions may or may not be the same in each case. No Participant has any rights as a shareholder with respect to any shares of Common Stock subject to an Option prior to the purchase or acquisition of such shares by exercise of the Option. The Award Agreement does not obligate the Participant to exercise any Options.

Participants

      At this time the Company is not able to determine who among the Eligible Employees may be selected to receive Options under the Plan or the number of shares of the Company's Common Stock, or which Options may be granted to any particular employee. It is expected, however, that these determinations will be made on the basis of the employee's responsibilities and present and potential contribution to the success of the Company, its
Subsidiaries, and Affiliated Entities. Among those who may qualify as recipients of the Nonqualified Stock Options or Incentive Stock Options will be officers of the Company and other key management and key professional employees of the Company, its Subsidiaries and Affiliated Entities. The total current number of Eligible Employees is 383 as of March 1, 1998.

      The number of Nonemployee Directors is eight (8). No more than 3,000 shares may be awarded to each such director each year, and such award may be made only on the date of the Company's
Annual Meeting of Shareholders.

Adjustments

      The total number of shares of the Company's Common Stock which may be purchased under the Plan and the number of shares subject to outstanding Options and the related exercise prices will be adjusted in the case of changes in capital structure resulting from merger, consolidation, reclassification, recapitalization, stock split, stock dividend or similar transaction.

Termination and Amendment

      The Plan terminates as of midnight, March 25, 2007, but prior to that date, it may be altered, changed, modified, amended or terminated by written amendment approved by the Board of
Directors.    The  Plan  may  also  be  modified,  suspended   or
discontinued by the Committee prior to that date. However, no action of the Board of Directors or that Committee may, without the approval of the shareholders, increase the total amount of Common Stock which may be purchased under Options granted under the Plan or amend or alter the exercise price to less than the Fair Market Value on the Date of Grant. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the Participant.

National Income Tax Consequences

     a. United States. Under current federal tax law, the following are the federal tax consequences generally arising with respect to Awards under the Plan. A Participant who is granted an Incentive Stock Option does not realize regular taxable income at the time of the grant or at the time of exercise, but only at the time of disposition of the shares. The Participant does, however, realize alternative minimum taxable income at the time of exercise equal to the difference between the exercise price and the market value of the shares on the date of exercise. The Company is not entitled to any deduction at the time of grant or at the time of exercise. However, if the Participant makes a disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the Date of Grant or one year from the date the Option is exercised, the Company is entitled to a deduction equal to the ordinary gain included in the employee's compensation income. If the Participant makes no disposition prior to such times, any gain or loss realized on a subsequent disposition of the shares will be treated as a capital gain or loss to the employee. Under such circumstances, the Company will not be entitled to any corresponding deduction for federal income tax purposes.

      The Participant who is granted a Nonqualified Stock Option does not have taxable income at the time of grant, but does have ordinary taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

      b. Canada. Generally, an employee who is a Canadian citizen will be deemed to have received income by virtue of employment in an amount equal to the difference between the value of Shares when acquired and the Option price in the year in which the Shares are acquired. A deduction in respect of a portion of the benefit required to be included in the employee's income may be permitted in certain circumstances. In effect, this deduction gives the employee capital gains treatment in respect of the deemed benefit.

Resale of Option Shares; Insider Reporting

      The Company has not imposed any restrictions upon resale of shares purchased upon exercise of Options. An "affiliate" of the Company (as defined in the rules of the Securities and Exchange
Act) who wishes to make a public offer or sale of the shares must do so in compliance with Rule 144 under the Securities Act of 1933, unless the affiliate's securities are included in a current registration statement on an appropriate form. The definition of "affiliate" contained in the rules of the Securities and Exchange Commission is very broad and includes all directors of the
Company. Participants should consult the Secretary of the Company and their legal advisors prior to the sale of any shares purchased pursuant to an Option for advice as to compliance with applicable legal requirements.
     Each director and officer of the Company and each person who beneficially owns more than 10% of any class of the Company's stock is required by Section 16(a) of the Exchange Act to file with the Commission an Initial Statement of Beneficial Ownership of Stock on Form 3 and to report certain changes in beneficial ownership of the stock on Form 4 within 10 days after the close of the calendar month in which such change occurs. Such persons are also required to report annually, within 45 days after the
Company's fiscal year end, on Form 5, transactions which are exempt from Section 16(b) liability, including grants of Options, as well as any transaction during the Company's most recent fiscal year which should have been, but was not, reported on Form 3 or Form 4. Generally, the grant of an Option is reportable on Form 5 (so long as the Common Stock acquired upon exercise is not sold until 6 months have elapsed from the date of grant), and the exercise of an Option is reportable on the next Form 4 or Form 5 due. The sale of stock acquired pursuant to an Option is reportable on Form 4 by the tenth day of the month following the sale.

Incorporation of Certain Documents by Reference

      The Company is subject to the information requirements of the Securities and Exchange Act of 1934, as amended ("Exchange Act"). In accordance therewith, the Company files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-10067), are incorporated by reference herein:

      (a)  Annual Report on Form 10-K for the year ended December
31, 1997;
          (b)  Current Report on Form 8-K dated January 20, 1998;
          (c)  Current Report on Form 8-K dated January 26, 1998;
          and
          (d) Description of the Company's Common Stock contained in its Registration Statement on Form 8-B filed on June 7, 1995.

      All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock covered by the registration statement relating to the Plan have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      The Company will deliver or cause to be delivered to each Participant to whom this document is sent or given a copy of the Company's annual report to stockholders for its latest fiscal year, unless such employee otherwise has received a copy of such report, in which case the Company will promptly furnish, without charge, a copy of such report on written request of the Participant.

      The Company will provide without charge to any Participant to whom a copy of this document is delivered, upon written or oral request of any such person, a copy of any or all of the information described above which has been incorporated by reference herein, other than exhibits thereto. Requests for copies should be directed to the Company's secretary, Marian Moon, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102, telephone (405) 235-3611.






                           EXHIBIT A





                    DEVON ENERGY CORPORATION

                     1997 STOCK OPTION PLAN




                    DEVON ENERGY CORPORATION
                     1997 STOCK OPTION PLAN

                       Table of Contents
                                                              Page

ARTICLE I    PURPOSE                                           A-1
             Section 1.1  Purpose                              A-1
             Section 1.2  Establishment                        A-1
             Section 1.3  Shares Subject to the Plan           A-1
             Section 1.4  Shareholder Approval                 A-1

ARTICLE II   DEFINITIONS                                       A-1

ARTICLE III  ADMINISTRATION                                    A-4
             Section 3.1  Administration by Committee          A-4
             Section 3.2  Committee to Make Rules
               and Interpret Plan                              A-5

ARTICLE IV   GRANT OF AWARDS                                   A-5
             Section 4.1  Committee to Grant Awards            A-5

ARTICLE V    ELIGIBILITY                                       A-5

ARTICLE VI   STOCK OPTIONS                                     A-6
             Section 6.1  Grant of Options                     A-6
             Section 6.2  Conditions of Options                A-6
             Section 6.3  Options Not Qualifying as
               Incentive Stock Options                         A-7

ARTICLE VII  STOCK ADJUSTMENTS                                 A-8

ARTICLE VIII GENERAL                                           A-8
             Section 8.1  Amendment or Termination of Plan     A-8
             Section 8.2  Acceleration of Otherwise
               Unexercisable Stock Options on Death,
               Disability or Other Special Circumstances       A-8
             Section 8.3  Non-Transferability of Options       A-9
             Section 8.4  Withholding Taxes                    A-9
             Section 8.5  Amendments to Awards                 A-9
             Section 8.6  Securities Laws                      A-9
             Section 8.7  Change of Control                    A-9
             Section 8.8  No Right to Continued Employment     A-9
             Section 8.9  Reliance on Reports                  A-9
             Section 8.10 Construction                         A-10
             Section 8.11 Incentive Stock Options and
               Nonqualified Stock Options Granted Separately   A-10
             Section 8.12  Governing Law                       A-10

ARTICLE IX   ACCELERATION OF OPTIONS UPON  CORPORATE
             EVENT                                             A-10

                           ARTICLE I

                            PURPOSE

       Section 1.1 Purpose. This Stock Option Plan is established by Devon Energy Corporation, an Oklahoma corporation (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options to Participants on the terms and subject to the conditions set forth in the Plan.

      Section 1.2 Establishment. The Plan is effective as of March 26, 1997, and for a period of 10 years from such date. The Plan will terminate on March 25, 2007, however; it will continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

      Section  1.3     Shares Subject to the  Plan.   Subject  to
Articles IV, VII and VIII of this Plan, shares of stock covered by Options shall consist of 2,000,000 shares of Common Stock.

      Section 1.4 Shareholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.


                           ARTICLE II

                          DEFINITIONS

      Section 2.1 "Acquisition Date" means the date on which the Company completes the acquisition of oil and gas properties, or assets, or a business entity owning such properties or assets under an acquisition contract ("Acquisition Contract") which results in a 20% or more increase in the total oil and gas reserves or total assets of the Company.

                (i)   For  purposes  of determining  if  the  20%
increase in total oil and gas reserves has occurred, the acquisi tion must result in a 20% or more increase in the total oil and gas reserves of the Company when compared to the Company's pre-acquisition reserves. The Company's pre-acquisition reserves will be the estimated reserve volumes expressed in barrels of oil equivalent contained in the most recent annual report, adjusted to the Acquisition Date for subsequent production, drilling, purchases and sales of reserves (other than the subject acquisition). In each instance, 6 Mcf of natural gas will be equal to one barrel of oil.

                (ii) For purposes of determining if the 20% or more increase in the total assets of the Company has occurred, the gross purchase or acquisition price paid (including any debt or other liabilities assumed) for the assets or the business entity owning the assets (as determined pursuant to the final Acquisition Contract) must equal 20% or more of the sum of (1) Total Liabilities and Stockholders' Equity minus (2) the Total Stockholders' Equity and Devon Financing Trust Convertible Preferred Securities plus (3) the market value of the Company's outstanding common and preferred stock and Devon Financing Trust Convertible Preferred Securities (the "Market Capitalization"). For the purpose of this determination, the foregoing items included in (1) and (2) above shall be based upon the Company's consolidated financial statement as of the last day of the month immediately preceding the month in which such purchase or acquisition occurs; and, for the purpose of determining the Market Capitalization, the Company's outstanding common and preferred stock and Devon Financing Trust Convertible Preferred Securities shall be valued at the weighted average closing price of such securities for the ten trading days preceding the public announcement of the execution of the definitive Acquisition Contract.

      Section 2.2 "Affiliated Entity" means any partnership or limited liability company, a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliate Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control the managing director or a general partner of such partnership or limited liability company.

      Section 2.3 "Award" means, any Option granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

       Section 2.4 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

      Section 2.5 "Board" means the Board of Directors of the Company.

      Section 2.6 "Change of Control Date" means the date on which one of the following events occurs:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company;
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
(i), (ii), and (iii) of subsection (c) below; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the indi viduals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such Business Combination, or were elected, appointed or nominated by the Incumbent Board; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respec tively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their owner ship, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Incumbent Board.

      Section 2.7 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

      Section 2.8 "Committee" means the Compensation and Stock Option Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof consisting of not less than two "Nonemployee Directors" as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

      Section 2.9 "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in
Article VII.

      Section 2.10 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     Section 2.11 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     Section 2.12 "Eligible Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

      Section 2.13   "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

      Section 2.14 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the American Stock Exchange or other exchanges or the Nasdaq/National Market, the closing price of the Common Stock on such stock exchange or exchanges or the Nasdaq/National Market on the day for which such value is to be determined, or if no sale of the Common Stock
shall  have  been  made  on  any  such  stock  exchange  or   the
Nasdaq/National Market that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc. or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

      Section 2.15 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

      Section 2.16 "Nonemployee Director" means any person who is a member of the Board, and who is not an Eligible Employee.

      Section 2.17 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     Section 2.18   "Option" means an Award granted under Article
VI of the Plan and includes both Non-qualified Options and Incentive Stock Options to purchase shares of Common Stock.

     Section 2.19 "Participant" means a Nonemployee Director or an Eligible Employee to whom an Award under the Plan has been granted by the Committee.

      Section  2.20   "Plan" means Devon Energy Corporation  1997
Stock Option Plan.

      Section 2.21 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.


                          ARTICLE III

                         ADMINISTRATION

      Section 3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. However, at all times the Committee members shall meet the definition of "Nonemployee Director" as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants to be granted Awards.

           (b) Determine the time or times when Awards will be made.

           (c) Determine the form of an Award, whether an Incentive Stock Option or Nonqualified Stock Option, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award
Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

           (d) Determine whether Awards will be granted singly or in combination.

           (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

      Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions and the general purpose and intent of the Plan, to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered by the Plan; (ii) suspend or discontinue the Plan; (iii) establish, adopt, or revise rules and regulations; and (iv) make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.


                           ARTICLE IV

                        GRANT OF AWARDS

      Section 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

           (a) Subject to Article VII, the aggregate number of shares of Common Stock made subject to the Award (i) to any Eligible Employee who is a Participant in any year may not exceed 50,000 and (ii) to any Nonemployee Director may not exceed 3,000 in any year. The grant of an Award to any Nonemployee Director will only be made on the date of the Company's annual shareholder meeting and immediately after the occurrence of such meeting.

           (b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

           (c) Common Stock delivered by the Company issued pursuant to an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

           (d) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.


                           ARTICLE V

                          ELIGIBILITY

      Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Nonemployee Directors and Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.


                           ARTICLE VI

                         STOCK OPTIONS

      Section 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

      Section  6.2     Conditions  of Options.   Each  Option  so
granted shall be subject to the following conditions:

           (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

           (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount  of  the  exercise price; or (iv)  a  combination  of  the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the premature disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

           (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

           (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall not be granted to Directors who are not also Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established under the Plan or by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 6.3 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

           (f) Application of Funds. The cash proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes. Shares received by the Company in lieu of cash payment will be considered as treasury stock and may be retired at the Company's discretion.

           (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common
Stock by exercise of the Option.

      Section 6.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that (a) the Committee grants Incentive Stock Options under this Plan to a Participant, and, (b) the applicable limitation contained in Section 6.2(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.


                          ARTICLE VII

                       STOCK ADJUSTMENTS

      In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section
1.3 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of
Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

      No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                          ARTICLE VIII

                            GENERAL

      Section 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VII) or decrease the exercise price to less than the Fair Market Value on the Date of Grant, provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

      Section 8.2 Acceleration of Otherwise Unexercisable Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Options within three months of such date of termination of employment (or such longer period as shall be provided in the Award Agreement) or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant; provided, however, in no event shall the option be exercisable beyond the original expiration date of the Option.

      Section 8.3 Non-Transferability of Options. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

     Section 8.4 Withholding Taxes. A Participant may pay the amount of taxes required by law upon the exercise or payment of an Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise or payment of the Award shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

      Section 8.5 Amendments to Awards. The Committee may at any time amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to accelerate vesting of Awards.

      Section 8.6 Securities Laws. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Awards prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

           (b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

      Section 8.7 Change of Control. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the Acquisition Date or the Change of Control Date.

       Section 8.8 No Right to Continued Employment. Participation in the Plan shall not give any Nonemployee Director any right to remain a Nonemployee Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

      Section 8.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

      Section 8.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      Section 8.11 Incentive Stock Options and Nonqualified Stock Options Granted Separately. Since the Committee is
authorized to grant Nonqualified Stock Options and Incentive Stock Options to Participants, the grants thereof and Award Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Nonqualified Stock Option shall in no manner affect the grant and exercise of any Incentive Stock Options. Similarly, the grant and exercise of an Incentive Stock Option shall in no manner affect the grant and exercise of any Nonqualified Stock Options.

     Section 8.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.


                           ARTICLE IX

          ACCELERATION OF OPTIONS UPON CORPORATE EVENT

      If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and his Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and
(ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Article IX, such vesting shall be deemed annulled, and the vesting schedule set forth in the Participant's Option Agreement shall be reinstituted, as of the date of such abandonment.

                            PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

       The  registrant  incorporates  herein  by  reference   the
following  documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission");

     (a) the registrant's latest annual report filed pursuant to Sections 12(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referenced to in (a) above; and

      (c) the description of the registrant's common stock contained in its registration statement filed under the Exchange
Act, and any amendment or report filed for the purpose of updating such description.

      All reports hereafter filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of the registrant's common stock covered by this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     None

Item 6.   Indemnification of Directors and Officers.

      Section 1031 of the Oklahoma General Corporation Act, under which Act the registrant is incorporated, authorizes the indemnification of officers and directors under certain circumstances. Paragraph "Thirteenth" of the Certificate of Incorporation of the registrant and Article VI of the Bylaws of the registrant provide indemnification of directors, officers and agents under certain circumstances. These circumstances may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. Article "Ninth" of the Company's Articles of Incorporation limit the personal liability of directors to its stockholders except for certain circumstances. Liability under Federal Securities law is not one of the circumstances which is excepted. In addition, the registrant maintains insurance policies which insure its officers and directors against certain liabilities.


Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

4.1              Certificate   of   Incorporation,   as   amended
          (incorporated by reference to Exhibit B to Registrant's
          Definitive Proxy Statement for its 1995 Annual Meeting of Shareholders, filed on April 21, 1995).

4.2              Registrant's   Certificate   of   Amendment   of
          Certificate of Incorporation (incorporated by reference to Exhibit 2 to Registrant's Current Report on Form 8-K dated December 31, 1996).

4.3           Bylaws (incorporated by reference to Exhibit 3.2 to
          Registrant's Registration Statement on Form 8-B filed on June 7, 1995.

4.4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Registration
          Statement on Form 8-B filed on June 7, 1995).

4.5            Devon  Energy Corporation 1997 Stock  Option  Plan
          (incorporated by reference to Exhibit A to Registrant's
          Definitive Proxy Statement for the 1997 Annual Meeting of Shareholders, filed on April 3, 1997).

4.6           Form of Incentive Stock Option Award Agreement.

4.7 Form of Nonqualified Stock Option Award Agreement for Employees.

4.8 Form of Nonqualified Stock Option Award Agreement for Nonemployee Directors.

5              Opinion of Underwood,Wilson,Berry,Stein & Johnson,
          a Professional Corporation.

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of LaRoche Petroleum Consultants, Ltd.

23.3      Consent of AMH Group, Ltd.

23.4 Consent of Underwood,Wilson,Berry,Stein & Johnson, a Professional Corporation (included in Exhibit 5 of this Registration Statement).

24            Powers of Attorney


Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

           (i)  To  include  any prospectus required  by  Section
     10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant  pursuant  to  Section 13  or  Section  15(d)  of  the
Securities  Exchange  Act  of  1934  that  are  incorporated   by
reference in the Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 25th day of March, 1998.

                              DEVON ENERGY CORPORATION



                         By:  J. Larry Nichols, President
                              J. Larry Nichols, President and
                                   Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 25, 1998.




John W. Nichols                          J. Larry Nichols
John W. Nichols,  Chairman  of           J. Larry Nichols, President, Chief
the Board and Director                   Executive Officer and Director


William T. Vaughn                        Danny J. Heatly
William T. Vaughn, Vice President        Danny J. Heatly, Controller
- Finance



Luke R. Corbett                          Thomas F. Ferguson
Luke R. Corbett, Director                Thomas F. Ferguson, Director


David M. Gavrin                          Michael E. Gellert
David M. Gavrin, Director                Michael E. Gellert, Director


Tom J. McDaniel                          H. R. Sanders, Jr.
Tom J. McDaniel, Director                H. R. Sanders, Jr., Director


Lawrence H. Towell
Lawrence H. Towell, Director
'

                       Index to Exhibits

Exhibit
  No.                                                        Page

 4.6      Form of Incentive Stock Option Award Agreement

 4.7 Form of Nonqualified Stock Option Award Agreement for Employees

 4.8      Form of Nonqualified Stock Option Award Agreement for
          Nonemployee Directors

  5       Opinion and Consent of Underwood,Wilson,Berry,Stein  &
          Johnson, a Professional Corporation

23.1      Consent of KPMG Peat Marwick LLP


23.2      Consent of LaRoche Petroleum Consultants, Ltd.

23.3      Consent of AMH Group, Ltd.

24        Powers of Attorney